Exhibit 99.1

LogMeIn Enters into Definitive Agreement to be Acquired by Affiliates of Francisco Partners and Evergreen Coast Capital for $86.05 per Share in Cash

All-Cash Transaction Valued at Approximately $4.3 Billion

BOSTON – Dec 17, 2019 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of cloud-based connectivity, today announced that it has entered into a definitive agreement (or the “Agreement”) to be acquired in a transaction led by affiliates of Francisco Partners, a leading technology-focused global private equity firm, and including Evergreen Coast Capital Corporation (“Evergreen”), the private equity affiliate of Elliott Management Corporation (“Elliott”), for $86.05 per share in cash. The all-cash transaction values LogMeIn at an aggregate equity valuation of approximately $4.3 billion.

Under the terms of the Agreement, LogMeIn shareholders will receive $86.05 in cash for each share of LogMeIn’s common stock they hold. This consideration represents a premium of approximately 25% to LogMeIn’s unaffected closing stock price on September 18, 2019, the last trading day before a media report was published speculating about a potential sale process. The Board of Directors of LogMeIn approved the Agreement and recommended that shareholders vote in favor of the transaction.

“This transaction acknowledges the significant value of LogMeIn and provides our stockholders with a meaningful and certain cash offer at a compelling premium,” said Bill Wagner, President and Chief Executive Officer of LogMeIn. “Together, Francisco Partners and Evergreen are committed to addressing the unique needs of both our core and growth assets. We believe our partnership with Francisco Partners and Evergreen will help put us in a position to deliver the operational benefits needed to achieve sustained growth over the long term.”

“LogMeIn has a compelling product portfolio and leadership in the Unified Communications and Collaboration, Identity, and Digital Engagement markets,” said Andrew Kowal, Senior Partner at Francisco Partners. “We look forward to working with Bill and the leadership team at LogMeIn to accelerate growth and product investment organically and inorganically.”

“This investment builds on the strength of our infrastructure and security software franchise and we are thrilled to partner with the company to achieve its long-term strategic vision,” added Dipanjan “DJ” Deb, co-founder and CEO of Francisco Partners.

“We have deep appreciation for the LogMeIn franchise and leadership team from our long-term involvement in the business,” said Elliott Partner Jesse Cohn and Portfolio Manager Jason Genrich. “We look forward to partnering with Bill and the entire executive leadership team alongside Francisco Partners on the next phase of growth and value creation for LogMeIn as a private company.”

Christine Wang, Principal at Francisco Partners also commented, “We are excited to invest in LogMeIn and support its mission to deliver best-in-class software solutions to the modern workforce.”

The transaction is expected to close in mid-2020, subject to customary closing conditions, including the receipt of stockholder and regulatory approvals.

The definitive agreement for the transaction includes a customary 45-day “go-shop” period which permits LogMeIn and its advisors to actively solicit alternative acquisition proposals, and potentially enter negotiations with other parties that make alternative acquisition proposals. LogMeIn will have the right to terminate the definitive agreement to accept a superior proposal subject to the terms and conditions of the definitive agreement. There can be no assurance that this process will result in a superior proposal, and LogMeIn does not intend to disclose developments with respect to the solicitation process unless and until its Board of Directors makes a determination requiring further disclosure.

Qatalyst Partners and J.P. Morgan Securities LLC are acting as financial advisors to LogMeIn, and Latham & Watkins LLP is serving as the company’s legal advisor.

Mizuho Bank, Ltd. is acting as lead financial advisor and Barclays, Deutsche Bank Securities, Jefferies LLC, and RBC Capital Markets are acting as co-financial advisors to Francisco Partners and Evergreen with Paul Hastings LLP, Kirkland & Ellis LLP, and Gibson, Dunn & Crutcher LLP serving as legal advisors. Barclays, RBC Capital Markets, Deutsche Bank Securities, Jefferies Finance LLC, and Mizuho Bank, Ltd. have provided committed debt financing for the transaction.

About LogMeIn

LogMeIn, Inc. (Nasdaq: LOGM) simplifies how people connect with each other and the world around them to drive meaningful interactions, deepen relationships, and create better outcomes for individuals and businesses. One of the world’s top 10 public SaaS companies, and a market leader in unified communication & collaboration, identity & access management, and customer engagement & support solutions, LogMeIn has millions of customers spanning virtually every country across the globe. LogMeIn is headquartered in Boston with additional locations in North America, South America, Europe, Asia and Australia.

About Francisco Partners

Francisco Partners is a leading global private equity firm that specializes in investments in technology and technology-enabled businesses. Since its launch 20 years ago, Francisco Partners has raised over $15 billion in committed capital and invested in more than 275 technology companies, making it one of the most active and longstanding investors in the technology industry. The firm invests in opportunities where its deep sectoral knowledge and operational expertise can help companies realize their full potential. For more information on Francisco Partners, please visit: www.franciscopartners.com

About Elliott and Evergreen

Elliott Management Corporation manages two multi-strategy investment funds which combined have approximately $38 billion of assets under management. Its flagship fund, Elliott Associates, L.P., was founded in 1977, making it one of the oldest funds of its kind under continuous management. The Elliott funds’ investors include pension plans, sovereign wealth funds, endowments, foundations, funds-of-funds, high net worth individuals and families, and employees of the firm. This investment is being led by Evergreen Coast Capital, Elliott’s Menlo Park affiliate, which focuses on technology investing.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving LogMeIn, Inc. (the “Company”). In connection with the proposed merger, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.logmeininc.com. In addition, the documents (when available) may be obtained free of charge by directing a request to InvestorRelations@LogMeIn.com.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2019 annual meeting of stockholders, which was filed with the SEC on April 12, 2019, and in other documents filed by the Company, including on behalf of such individuals, with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “intends,” “forecasts,” “can,” “could,” “may,” “anticipates,” “estimates,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” “would,” “outlook,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain the Company’s stockholders’ approval of the transaction; the failure to obtain certain required regulatory approvals to the completion of the transaction or the failure to satisfy any of the other conditions to the completion of the transaction; the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the ability to meet expectations regarding the timing and completion of the merger; and other risks and uncertainties described in the Company’s reports and filings with the SEC, including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 21, 2019 and other periodic reports the Company files with the SEC, which are available at www.sec.gov and the Company’s website at www.logmeininc.com. The Company undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaims any obligation to do so other than as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contact Information:

Investors

Rob Bradley

LogMeIn, Inc.

781-897-1301

Rob.Bradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

Francisco Partners

John Moore

215-657-4971

press@franciscopartners.com

Elliott and Evergreen

Stephen Spruiell

212-478-2017

sspruiell@elliottmgmt.com